Exhibit 10.6

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2026, by and among (i) GNQ Insilico Inc., a corporation formed under the federal laws of Canada (the “Company”), (ii) IB Acquisition Corp., a Nevada corporation (“SPAC”), (iii) I-B Good Works 4, LLC, a Delaware limited liability company (“Sponsor”), and (iv) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement, dated as of March 16, 2026, by and between SPAC and the Company (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “BCA”).

WHEREAS, SPAC and the Company have entered into the BCA, pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), by means of an Arrangement pursuant to the CBCA involving SPAC, ExchangeCo, CallCo, the Company and the securityholders of the Company, (a) the Company Electing Shareholders will exchange their respective Company Common Shares for ExchangeCo Exchangeable Shares, (b) the Company Non-Electing Shareholders will exchange their respective Company Common Shares for shares of SPAC Class A Common Stock (the “Company U.S. Shareholder Exchange” and, together with the other exchanges described in clause (a), the “Share Exchanges”), (c) the Company Options shall be exchanged for Replacement Options, (d) the Company Convertible Notes shall be automatically converted into Company Common Shares immediately prior to the Arrangement Effective Time, (e) the Company Warrants shall be exchanged for shares of SPAC Class A Common Stock, (f) following the Share Exchanges, SPAC will contribute any Company Common Shares held by it to CallCo in exchange for all of the CallCo Common Shares, and (g) following the contribution described in the immediately preceding clause (f), CallCo will contribute any Company Common Shares held by it to ExchangeCo in exchange for ExchangeCo Common Shares;

WHEREAS, as of the date hereof, Holder is a holder of Company Common Shares, Replacement Options, Company Convertible Notes or Company Warrants, in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the BCA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to enter into this Agreement, pursuant to which the SPAC Class A Common Stock, Replacement Options, or ExchangeCo Exchangeable Shares to be received by Holder as consideration pursuant to the transactions contemplated by the BCA, including any SPAC Class A Common Stock underlying the Replacement Options (as exercised) and the Company Warrants and any SPAC Class A Common Stock issued in connection with an exchange of ExchangeCo Exchangeable Shares, and further including any other securities held by the Holder immediately following the Share Exchanges which are convertible into, or exercisable, or exchangeable for, SPAC Class A Common Stock (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, but not including any shares issued in connection with the PIPE Subscription Agreements, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of SPAC (subject to Section 2(h)), during the period (the “Lock-Up Period”) commencing from the Closing and ending on the date that is the earlier of (A) six (6) months after the date of the Closing, and (B) subsequent to the Closing, the date on which SPAC consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of SPAC’s stockholders having the right to exchange their SPAC Class A Common Stock for cash, securities or other property: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Restricted Securities owned by Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”); provided, that (A) if the closing trading price of the SPAC Class A Common Stock on the stock exchange on which the SPAC Class A Common Stock is listed exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 day Trading Day period, then Holder shall have the right to sell 50% of its SPAC Class A Common Stock subject to applicable regulatory restrictions, and (B) if the closing trading price of the SPAC Class A Common Stock on the stock exchange on which the SPAC Class A Common Stock is listed exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 day Trading Day period (that does not overlap with the 30 day Trading Period in (A) above), then Holder shall have the right to sell the remaining 50% of its SPAC Class A Common Stock subject to applicable regulatory restrictions. The foregoing sentence shall not apply to any of the following actions in respect of any or all of the Restricted Securities owned by Holder (each transferee of a transfer or other action referred to below, a “Permitted Transferee”):

(i) in the case of an entity, transfers (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, (B) as part of a distribution to members, partners or stockholders of the undersigned or (C) to officers or directors, any current or future affiliate or family member of any of Holder’s officers or directors, or to any member(s), officers, directors or employees of Holder or any of its current or future affiliates;

(ii) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v) in the case of an individual, transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

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(vi) in the case of an entity that is a trust, transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, transfers by virtue of the laws of the state or province of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii) transfers of Restricted Securities as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value;

(ix) transfers by Holder of Replacement Options or restricted SPAC Class A Common Stock, in connection with the exercise of a Replacement Option that is scheduled by its terms in effect as of the date hereof to expire (including expiration in connection with a termination of employment) during the Lock-Up Period or the lapse of a substantial risk of forfeiture (within the meaning of Section 83 of the Code) in respect of restricted SPAC Class A Common Stock held by Holder, in each case in accordance with the express terms of the applicable grant agreement (and without any consent or additional action (other than a termination of employment) by the Company’s Board of Directors triggering such exercise or vesting), transfers by Holder of a number of shares of SPAC Class A Common Stock or ExchangeCo Exchangeable Shares with a market price up to the maximum tax amount incurred by Holder as a direct result of the exercise of such Replacement Options or the lapse of the substantial risk of forfeiture in respect of such restricted SPAC Class A Common Stock, and the payment of the exercise price of any such Replacement Options through a cashless exercise thereof (for the avoidance of doubt, any SPAC Class A Common Stock received upon exercise of Replacement Options (or formerly restricted SPAC Common Stock)), after giving effect to the transfers permitted by this clause (ix), shall remain subject to the restrictions of this Lock-Up Agreement during the Lock-Up Period);

(x) transfers to SPAC pursuant to any contractual arrangement in effect at the Arrangement Effective Time that provides for the repurchase by SPAC or forfeiture of SPAC Class A Common Stock or other securities convertible into or exercisable or exchangeable for SPAC Class A Common Stock (i) in connection with the termination of the Holder’s service to SPAC, or (ii) pursuant to any agreement containing a holdback of shares to satisfy any indemnification obligations;

(xi) book-entry transfers to a nominee, custodian or depositary (including CDS or DTC) that do not change beneficial ownership and are solely for custody or settlement, with the Restricted Securities remaining subject to this Agreement; and

(xii) the entry, by the Holder, at any time after the effective time of the Share Exchanges, of any trading plan providing for the sale of SPAC Class A Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any SPAC Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, however, that it shall be a condition to any transfer pursuant to clauses (i) through (viii) above that the Permitted Transferee of such transfer shall enter into a written agreement, in substantially the form of this Lock-Up Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), stating that such Permitted Transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and that there shall be no further transfer of such Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister, in each case, of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act. Holder further agrees to execute such agreements as may be reasonably requested by SPAC that are consistent with the foregoing or that are necessary to give further effect thereto.

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(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and SPAC shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, SPAC may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [_______], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, SPAC will make reasonable best efforts to remove such legend from the certificates evidencing the Restricted Securities.

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of SPAC and/or ExchangeCo during the Lock-Up Period, including the right to vote any Restricted Securities.

(e) Holder hereby acknowledges and agrees that, upon the Closing, each of Holder’s Company Options outstanding immediately prior to the Arrangement Effective Time, whether vested or unvested, shall automatically and without any required action on the part of the Holder or any other beneficiary thereof, be exchanged for Replacement Options under the Incentive Plan with the same vesting schedule, expiry or remaining term and other provisions (subject to adjustments for the Company Exchange Ratio and applicable Law) in accordance with Section 2.9(c) of the BCA, and without any right or claim to any further equity or other compensation with respect to such Company Options.

(f) Holder hereby acknowledges and agrees that, in connection with the Arrangement, each of Holder’s Company Convertible Notes outstanding immediately prior to the Arrangement Effective Time, shall automatically and without any required action on the part of Holder thereof, convert into Company Common Shares immediately prior to the Arrangement Effective Time at the conversion price set forth in such Company Convertible Note, in accordance with Section 2.9(d)(i) of the BCA, and without any right or claim to any further equity or other compensation with respect to such Company Convertible Notes.

(g) Holder hereby acknowledges and agrees that, upon the Closing, pursuant to the Arrangement, Holder’s Company Warrants outstanding immediately prior to the Arrangement Effective Time, shall automatically and without any required action on the part of Holder or any other beneficiary thereof, be exchanged for SPAC Class A Common Stock in accordance with Section 2.9(e) of the BCA and without any right or claim to any further equity or other compensation with respect to such Company Warrants.

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(h) Without limiting the terms set forth in clauses (i)-(xii) of Section 1(a) hereof, Holder shall be free to engage in bona-fide purchase or sale transactions involving SPAC Class A Common Stock or other securities convertible into or exercisable or exchangeable for SPAC Class A Common Stock in compliance with applicable laws and solely to the extent acquired in bona fide open market transactions, provided, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period. Holder acknowledges that U.S. securities laws and other laws prohibit any person who has material, non-public information concerning SPAC from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

2. Miscellaneous.

(a) Termination of BCA. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of SPAC in accordance with Section 2(h), except in accordance with the procedures set forth for transfers of Restricted Securities to Permitted Transferees in the second sentence of Section 1(a). Each of SPAC, Sponsor, and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale, plan of arrangement/exchange or otherwise) without obtaining the consent or approval of Holder. For the avoidance of doubt this Section 2(b) does not apply to Sponsor’s rights under Section 2(h).

(c) Third Parties. Except for the rights of Sponsor (or its assignee) as provided in Section 2(h), nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 10.7 and 10.14 of the BCA shall apply to this Agreement mutatis mutandis.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx, UPS or other nationally recognized overnight courier service or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to SPAC prior to the Closing, to:

IB Acquisition Corp.

1200 N Federal Highway, Suite 215

Boca Raton, FL 33432

Email: [***]

Attention: Chief Executive Officer

with copies to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Email: [***]

Email: [***]

Attention: Ralph V. De Martino and Marc E. Rivera

If to Sponsor, to:

I-B Good Works 4, LLC

1200 N Federal Highway, Suite 215

Boca Raton, FL 33432

Email: [***]

Attention: Shelley Leonard

with copies to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Email: [***]

Email: [***]

Attention: Ralph V. De Martino and Marc E. Rivera

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If to the Company and, from and after the Closing, SPAC, to:

c/o GNQ Insilico Inc.

6200 Stoneridge Mall Road, Suite 300

Pleasanton, CA 94588

Email: [***]

Attention: Rehan Huda

with copies (which shall not constitute notice) to:

Barnes & Thornburg LLP

1600 West End Avenue

Nashville, TN 37203

Email: [***]

Email: [***]

Attention: Jay Knight and Timothy Van Hal

and

Cassels Brock & Blackwell LLP

40 Temperance Street, Suite 3200

Toronto, ON M4H 0B4

Canada

Email: [***]

Attention: Omar Soliman

(g) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of (i) SPAC, the Company, Sponsor, and Holder (if prior to the Closing) or (ii) SPAC (in accordance with Section 2(h)) and Holder (if from and after the Closing). The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Authorization on Behalf of SPAC. The parties hereto acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any consent, waiver or material amendment with respect to the restrictions set forth in Section 1 of this Agreement shall require the prior written consent of Sponsor, and Sponsor shall be entitled to cause SPAC to enforce its rights and remedies under this Agreement; provided, that, subject to approval by the SPAC Board, Sponsor consent shall not be required for the transfers of Restricted Securities by a holder of less than 0.5% of the Fully-Diluted Company Common Shares, solely to the extent that (i) such holder is not a director, officer or employee of SPAC or any of its Subsidiaries and (ii) following any transfer of Restricted Securities pursuant to such consent, waiver or amendment, the aggregate amount of Restricted Securities remaining subject to the restrictions set forth in Section 1 of the Lock-Up Agreements entered into as contemplated by the BCA reflects at least ninety-five percent (95%) of the Fully-Diluted Company Common Shares. Sponsor may, without being required to obtain the consent of any party hereto, assign all of its rights under this Agreement to any Affiliate of Sponsor to whom Sponsor’s SPAC Class A Common Stock is transferred after the Closing in compliance with any applicable contractual or legal requirements.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and SPAC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties hereto is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or any of the obligations of Holder under any other agreement between Holder and SPAC or any certificate or instrument executed by Holder in favor of SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

SPAC:

IB ACQUISITION CORP.,

a Nevada corporation

By:
Name:
Title:

Sponsor:

I-B GOOD WORKS 4, LLC,

a Delaware limited liability company

By:
Name:
Title:

Company:

GNQ INSILICO INC.

a corporation formed under the federal laws of Canada

By:
Name:
Title:

[Signature Page to Lock-Up Agreement among GNQ Insilico Inc., IB Acquisition Corp., I-B Good Works 4, LLC, and Holder]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Company Securities:

Company Common Shares:
Company Options:
Company Convertible Notes:
Company Warrants:

Address for Notice:

Address:

Telephone No.:

Email:

[Signature Page to Lock-Up Agreement among GNQ Insilico Inc., IB Acquisition Corp., I-B Good Works 4, LLC, and Holder]